EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Year End 2015 Financial Results

The Company’s Financial Conference Call is Scheduled for February 25, 2016 at 11am EST

ROMEOVILLE, Ill., Feb. 24, 2016 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

Nanophase CEO and President Jess Jankowski commented, “Our increase in revenue all dropped to the bottom line, which indicates that we continue to create efficiencies.  We bounced back from a tough first half to show positive cash generation during the second half of 2015.  We expect to be even stronger in 2016.”

Fourth Quarter 2015 Financial Highlights

  Revenue for the fourth quarter was $2.3 million, vs. the $1.8 million reported during the fourth quarter of 2014.

  The net loss for the quarter was $0.3 million, or a loss of $0.01 per share, compared to a net loss of $0.9 million, or $0.03 per share, for the comparable 2014 quarter.

  The Company finished the quarter with approximately $1.3 million in cash and cash equivalents; the Company has no debt.  The Company enhanced its cash position on February 10, 2016, by selling 2.6 million shares of unregistered common stock to its largest investor at $0.38 per share, for $988,000 in proceeds.

Fiscal Year 2015 Financial Highlights

  Revenue for fiscal year 2015 was $10.3 million, vs. $9.9 million in fiscal year 2014.

  The net loss for the year ended December 31, 2015 was $1.2 million, or a loss of $0.04 per share, compared to a net loss of $1.7 million, or $0.06 per share, for the comparable 2014 period.

Jankowski continued, “Throughout 2015 we discussed looking at potentially raising a small amount of money, but doing so prudently depending on the opportunity and cost.  We found such an opportunity during February 2016, raising equity capital for the first time since 2012.  Our business has seen plenty of misses to go along with our wins, but overall our focused approach is driving significant operational and product development improvements.  We expect to see real top line growth as our new products hit the market.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

In addition to tomorrow’s call, Nanophase has also added an investor news summary to its website to highlight some of its current marketing activities that may be of interest (www.nanophase.com, under Investor Relations >> Investor News >> Q4 Investor Recap).

Fourth Quarter 2015 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for February 25, 2016, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 50070834.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

A webcast of the event may be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the February 25th conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: its ability to become profitable despite the losses it has incurred since incorporation; dependence on its principal customers and the terms of the supply agreement with BASF which could trigger a requirement to transfer technology and/or sell equipment to that customer; the potential inability to obtain working capital when needed on acceptable terms or at all; the ability to obtain materials at costs that can be passed through to customers, including Rare Earth elements, specifically cerium oxide; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 27, 2015. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	December 31,
	2015	December 31,
ASSETS	(Unaudited)	2014

Current assets:
Cash and cash equivalents	$1,275,402	$1,861,524
Trade accounts receivable, less allowance for doubtful accounts
of $6,000 on December 31, 2015 and December 31, 2014	506,549	387,760
Other receivable	43	65
Inventories, net	661,593	950,106
Prepaid expenses and other current assets	247,726	367,860
Total current assets	2,691,313	3,567,315

Equipment and leasehold improvements, net	1,860,579	2,137,549
Other assets, net	22,381	24,864
	$4,574,273	$5,729,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$94,406	$69,733
Accounts payable	507,643	492,718
Accrued expenses	276,287	412,824
Total current liabilities	878,336	975,275

Long-term portion of capital lease obligations	143,560	120,787
Long-term deferred rent	518,747	621,475
Asset retirement obligation	172,238	166,099
Total long-term liabilities	834,545	908,361

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-
Common stock, $.01 par value, 35,000,000 shares authorized; 28,585,496		-
and 28,516,163 shares issued and outstanding on December 31, 2015 and
December 31, 2014, respectively	285,855	285,162
Additional paid-in capital	96,172,795	95,965,739
Accumulated deficit	(93,597,258)	(92,404,809)
Total stockholders' equity	2,861,392	3,846,092
	$4,574,273	$5,729,728

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$2,271,979	$1,809,271	$10,271,919	$9,879,743
Other revenue	7,780	10,389	41,270	56,079
Net revenue	2,279,759	1,819,660	10,313,189	9,935,822

Operating expense:
Cost of revenue	1,606,702	1,523,771	7,199,594	7,104,572
Gross profit	673,057	295,889	3,113,595	2,831,250

Research and development expense	303,193	348,261	1,272,621	1,337,719
Selling, general and administrative expense	703,585	824,283	3,019,424	3,215,616
Loss from operations	(333,721)	(876,655)	(1,178,450)	(1,722,085)
Interest income	-	-	-	810
Interest expense	(4,625)	(1,191)	(13,999)	(5,537)
Other, net	-	-	-	-
Loss before provision for income taxes	(338,346)	(877,846)	(1,192,449)	(1,726,812)
Provision for income taxes	-	-	-	-
Net loss	$(338,346)	$(877,846)	$(1,192,449)	$(1,726,812)

Net loss per share- basic and diluted	$(0.01)	$(0.03)	$(0.04)	$(0.06)

Weighted average number of basic and diluted
common shares outstanding	28,585,496	28,484,511	28,574,902	28,482,256

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$2,271,979	$1,809,271	$10,271,919	$9,879,743
Other revenue	7,780	10,389	41,270	56,079
Net revenue	2,279,759	1,819,660	10,313,189	9,935,822

Operating expense:
Cost of revenue detail:
Depreciation	147,685	147,695	581,382	597,916
Non-Cash equity compensation	5,105	4,981	22,369	24,383
Other costs of revenue	1,453,912	1,371,095	6,595,843	6,482,273
Cost of revenue	1,606,702	1,523,771	7,199,594	7,104,572
Gross profit	673,057	295,889	3,113,595	2,831,250

Research and development expense detail:
Depreciation	27,475	29,838	113,043	105,920
Non-Cash equity compensation	8,279	9,795	34,380	52,307
Other research and development expense	267,439	308,628	1,125,198	1,179,492
Research and development expense	303,193	348,261	1,272,621	1,337,719

Selling, general and administrative expense detail:
Depreciation and amortization	10,090	10,090	40,449	39,343
Non-Cash equity compensation	27,902	23,392	123,828	110,643
Other selling, general and administrative expense	665,593	790,801	2,855,147	3,065,630
Selling, general and administrative expense	703,585	824,283	3,019,424	3,215,616
Loss from operations	(333,721)	(876,655)	(1,178,450)	(1,722,085)
Interest income	-	-	-	810
Interest expense	(4,625)	(1,191)	(13,999)	(5,537)
Other, net	-	-	-	-
Loss before provision for income taxes	(338,346)	(877,846)	(1,192,449)	(1,726,812)
Provision for income taxes	-	-	-	-
Net loss	$(338,346)	$(877,846)	$(1,192,449)	$(1,726,812)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	4,625	1,191	13,999	4,727
Addback Depreciation/Amortization	185,250	187,623	734,874	743,179
Addback Non-Cash Equity Compensation	41,286	38,168	180,577	187,333

Adjusted EBITDA	$(107,185)	$(650,864)	$(262,999)	$(791,573)

COMPANY CONTACT
Nancy Baldwin
Investor Relation
630-771-6708